UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2017, Reed’s Inc., a Delaware corporation (“Reed’s”) entered into Warrant Exercise Agreements, in the forms filed herewith as Exhibits 10.1 and 10.2 (the “Warrant Exercise Agreements”), with Raptor/Harbor Reeds SPV LLC, a Delaware limited liability company (the “Lead Investor”) and three other investors holding participation rights in the transaction signatory thereto (collectively, the “Holders”) to reprice warrants to purchase 1,906,925 shares of our common stock (the “Repriced Warrants”). The Repriced Warrants have an exercise price per share of $1.50 and were revised to modify language pertaining to “Fundamental Transactions”. Restrictions upon exercise have been waived as to 1,093,750 warrant shares being exercised for aggregate gross proceeds to the Reed’s of $1,640,625.

The Lead Investor received the right to designate one non-voting observer to attend meetings of the board of directors as an observer. Further, Reed’s agreed to hold an annual or special meeting of stockholders on or before September 29, 2017 at which the board of directors will make the following proposals: (i) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 25% below the market price of Reed’s common stock, in accordance with NYSE MKT Company Guide Rules and (ii) amendment to Reed’s certificate of incorporation to effect a five million (5,000,000) share increase in the Reed’s authorized common stock. All proxies given to management be voted in favor of such proposals.

Reed’s also issued to the Holders, pro rata based on the number of shares each Holder exercised, additional second tranche warrants to purchase up to 512,560 shares of our common stock and additional third tranche warrants to purchase up to 87,746 shares of our common stock. Second tranche warrants have a term of five years, may be exercised commencing six months after the closing date, and have an exercise price equal to $2.00. The third tranche warrants will be exercisable immediately upon issuance for a term of 5-years, with an exercise price equal to the closing price of shares of the Company’s common stock on the NYSE MKT on the fifth day after the closing date.

The proceeds of the warrant exercises will be used by Reed’s for general corporate purposes.

The foregoing descriptions of the Warrant Exercise Agreements and the transactions contemplated therein and thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as exhibits hereto and are incorporated herein by reference.

The Company issued a press release on July 14, 2017, announcing the warrant exercise transaction,. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The warrants issued in the warrant exercise were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Warrant Exercise Agreement by and between Reed’s Inc. and Raptor/Harbor Reeds SPV LLC dated July 13, 2017
10.2	Form of Warrant Exercise Agreement by and between Reed’s Inc. and three investors dated July 13, 2017
4.1	Form of 2017-3 Warrant
4.2	Form of 2017-4 Warrant
99.1	Press release of Reed’s Inc. dated July 14, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: July 14, 2017	By:	/s/ Daniel Miles
Daniel Miles,
Chief Financial Officer